Exhibit 99.2

United States District Court
District of Massachusetts

DIOMED, INC.,	)
Plaintiff,	)
	)	Civil Action No.
v.	)	04-10019-NMG
)
ANGIODYNAMICS, INC.,	)
Defendant.	)
	)	CONSOLIDATED

DIOMED, INC.,	)
Plaintiff,	)	Civil Action No.
	)	04-10444-NMG
v.	)
)
VASCULAR SOLUTIONS, INC.,	)
Defendant.	)
)

PERMANENT INJUNCTION

GORTON, J.

        AngioDynamics, Inc. (“AngioDynamics”) and Vascular Solutions, Inc. (“VSI”) have been found by a jury to induce infringement and contribute to infringement of claims 9-14, 16-19 and 21 (“the asserted claims”) of United States Patent No. 6,398,777 (“the ‘777 patent”). The Court, having considered the factors relevant to permanent injunctive relief and the memoranda submitted by the parties with respect to the proposed injunction, and having found such relief warranted, IT IS HEREBY ORDERED that:

        1.    AngioDynamics and VSI and their officers, agents, servants, employees and attorneys, and those persons in active concert or participation with any of them, are permanently enjoined and restrained from inducing or contributing to infringement of United States Patent No. 6,398,777 by using, offering to sell or selling in the United States, or importing into the United States:

(a) endovenous laser therapy kits that infringe the ‘777 patent, including kits of the type set forth in Trial Exhibits 1008-1011 that were adjudged to infringe the ‘777 patent and kits that defendants had been selling prior to or as of the trial date, or any other kits that are not more than a mere colorable variation of such kits;

(b) laser consoles 1) of the type embodied by Trial Exhibits 1006-1007, and 2) that are not more than a mere colorable variation of such consoles and that are sold for use with the kits identified in sub-paragraph (a);

(c) any optical fiber or other component of the kits of sub-paragraph (a) that are intended for use with other items that, taken together, are no more than a mere colorable variation of any of the kits of sub-paragraph (a).

        2.    AngioDynamics and VSI are hereby directed to provide a copy of this Order to each of their United States sales representatives, distribution executives and distributors of the products identified herein, whether or not such persons are employees of AngioDynamics or VSI.

        3.    This Court shall retain jurisdiction to enforce the provisions of this Order.

So ordered.

/s/ Nathaniel M. Gorton
Nathaniel M. Gorton United States District Judge

Dated:   July 2, 2007